NATIONAL GEOGRAPHIC PROGRAM SYNDICATION
                           MEMORANDUM OF UNDERSTANDING

PARTIES

This binding Memorandum of Understanding (the "MOU") dated as of July 1, 2000 is by and between:

A:        International Creative Management, Inc. ("ICM")

B:        NGC Network Asia, LLC ("NGCA")

C:        China Central Television ("CCTV")

D.        Pac Pacific Group Int'I, Inc. of USA ("PPGI")

Collectively, "ICM," "NGCA," "CCTV," and "PPGI," are referred to herein as the "Parties."

INTRODUCTION

1. NGCA has acquired the right from NGT, Inc. d/b/a National Geographic Television ("NGT") to distribute certain National Geographic branded programs for unencrypted terrestrial TV transmission in the People's Republic of China (the "Territory"). For the purposes of this MOU, the Territory shall not include Hong Kong, Macau and Taiwan.

2.   NGCA will provide to CCTV in each week of the Term (as defined in Paragraph
     5) thirty (30) minutes of National Geographic branded programs (the "Programs") for a total of twenty-six (26) hours in the aggregate for each twelve (12) month period during the Term for CCTV to syndicate in accordance with the terms and conditions contained in this MOU and a long form agreement which the Parties intend will be negotiated and executed as soon as practi- cable hereafter. Pending execution of the Long Form Agreement, this MOU will be valid and binding on the Parties.

3. The subject matter of the Programs to be provided to CCTV by NGCA for exhibition pursuant to this MOU shall be of the following nature:

(a)     Documentary programming in the field of science;
(b)     News programming in the field of science and science-related issues; and
(c)     Documentary programming of the adventure genre.

     Specific titles of the Programs are to be selected in good faith by NGCA with the assistance of PPGI, and approved by CCTV. CCTV will not unreasonably withhold its approval of selected programming that meets the above criteria.

4. It is intended that the Programs will be syndicated to appear in the Territory at regular weekly times during the Term, with the first-run telecast of each episode on CCTV Channel 1 national terrestrial television network on Sunday afternoon beginning no earlier than 1:00 p.m. and no later than 2:00 p.m., to be repeated on CCTV Channels 2 or 7 national terrestrial television network on .the following Tuesday evening beginning no earlier than 4:00 p.m. and no later than 5:00 p.m.


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TERM

5. The arrangement contemplated in this MOU will be conducted for a trial period of 12 months commencing from November 5, 2000 (the "Start Date") and, subject to Paragraph 6, ending on November 4, 2001 (the "Initial Term"). Unless one or more of the Parties gives all of the remaining Parties thirty (30) days' prior written notice of its request to terminate this MOU (in which case the MOU will terminate upon the expiration of the Initial Term), the Initial Term shall automatically renew for a period of one (1) year (the "Renewal Term"). The Initial Term and the Renewal Term are sometimes collectively referred to herein as the "Term."

6.   This MOU may be terminated early only by:

         a) NGCA, if during the Initial Term or the Renewal Term it has not been able to generate sufficient advertising revenues to pay to NGT US$1,500 per Program aired (US$78,000 in the aggregate per each 12 month period);

         b) NGCA, if during the Term it becomes unable to engage in its core business (i.e., syndicating channel blocks to cable operators) for more than 30 days due to governmental regulation;

         c) any Party, if another Party to whom it is owed a duty or obligation has (i) materially breached this MOU with respect to said duty or obligation and (ii) failed to cure such breach within 30 days of receiving written notice of such breach;

         d) any Party pursuant to, and in accordance with, Paragraph 17 here-under; or

         e)   mutual agreement by all Parties.

CHINA SYNDICATION

 7. NGCA shall grant to CCTV an exclusive license under copyright for terrestrial use only during the Term of the free television distribution of the Programs (i.e., 26 hours in the aggregate for each 12 month period during the Term) on CCTV Channels 1, 2 and 7 in the Mandarin Language (the "Language") for the entire Territory. During the Term, CCTV shall:

     a) Make available two weekly regular 30-minute prime slots each week of the Term (each, a "Slot") during which each episode of the Programs will be initially telecast on CCTV Channel 1, with a repeat telecast on CCTV Channels 2 or 7;

     b) Provide NGCA with not less than 180 seconds of advertising time in connection with each transmission of each 30-minute Slot and grant the right to NGCA to sell sponsorships for each Program;

     c) Be entirely responsible for paying the costs of import duties, tax-related expenses, packaging and promotional expenses, and all other such ancillary expenses incurred by CCTV in connection with exploitation of the Programs in the Territory;

     d) Translate the commentary of each Program, dub each Program, and otherwise localize the Programs into the Language, at its own cost, throughout the Term; and


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     e)   Have the right to edit the Programs to ensure their compliance with the laws of the Territory.

8. NGCA, through its representatives Star TV and Yuntu Advertising, shall be solely responsible for selling sponsorships and airtime for the Programs in the Slots to advertisers. NGCA further shall be solely responsible for collecting the Gross Ad Revenue (as defined in Subparagraph 10.1 below) generated from such sales and distributing the appropriate shares of said revenue to the Parties as set forth below. For purposes of clarification, the Gross Ad Revenue shall be calculated and distributed in United States Dollars.

9. The content of the advertising and its technological standard must be approved in advance by CCTV for the sole purpose of determining compliance with the laws of the Territory.

10.  LICENSE FEE

10.1 "Gross Ad Revenue" is defined as 100% of the revenue received by, or credited to, NGCA or its affiliated entities, or the successors, licensees or sub-licensees (without deducting any payments for license fees to be paid to NGT) and/or assigns of any of the foregoing, from the sale or other grant of advertising time or sponsorship in connection with the Programs.

10.2 "Adjusted Gross Ad Revenue" is defined as Gross Ad Revenue less the following sums, which shall be distributed as follows:

     10.2.1 an advertising agency commission, which shall not exceed 15% of Gross Ad Revenue;

     10.2.2 a commission to NGCA's advertising representative (Star TV or Yuntu Advertising), which shall not exceed 15% of 85% of the Gross Ad Revenue (or 12.75% of the Gross Ad Revenue); and

     10.2.3 all substantiated, and reasonable out-of-pocket expenses incurred by PPGI directly in connection with the acquisition and exhibition of the Programs on CCTV prior to April 1, 2000, in an amount not to exceed Twenty-Five Thousand United States Dollars (US$25,000).

10.3 "Net Ad Revenue" is defined as Adjusted Gross Ad Revenue less the following sums, which shall be distributed as follows:

     10.3.1 a payment to NGCA equal to one thousand five hundred United States Dollars (US$1,500) per Program out of the Adjusted Gross Ad Revenue, to be credited against, and serve to reduce, NGCA's share of the Net Ad Revenue;
     10.3.2 a payment to ICM equal to 7% of the Adjusted Gross Ad Revenue;

     10.3.3 in the Renewal Term only, a sales commission fee paid to NGCA equal to 7% of the Adjusted Gross Ad Revenue;

     10.3.4 a fee to Nelson, Guggenheim, Felker and Levine EQUAL TO 1 % OF THE ADJUSTED GROSS Ad Revenue.


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10.4 The Net Ad Revenue will be distributed as follows: 45% thereof to NGCA,
     35% thereof to PPGI, and 20% thereof to CCTV for the purpose of covering the costs and expenses specified in Subparagraph 7(c) above.

10.5 Monies will be distributed by NGCA out of the Gross Ad Revenue pursuant to Subparagraphs 10.2, 10.3 and 10.4 on a quarterly basis throughout the Term.

11. ICM, PPGI and/or CCTV and/or each of their authorized representatives will have the right during the Term and for a period ending three years following termination of this MOU, but no more than every six (6) months upon five (5) business days' advance written notice for whatever cause, at its sole cost and expense during business hours, to audit all books, returns and records 'of NGCA, including, but not limited to, electronic data, and to make copies thereof for the purpose of verifying the accuracy of the information supplied by NGCA under this MOU. ICM, PPGI and/or CCTV or each of their authorized representatives will for this purpose be afforded full access to all such books, returns and records related to the calculation of the Gross Ad Revenue and the Adjusted Gross Ad Revenue. If such Parties so request, NGCA shall make copies of such books and records available to the Parties in New York, New York; provided, however, that the copies are made at such Parties' own expense. The exercise by these Parties of any right to audit will be without prejudice to any of their other rights or remedies.

RIGHTS, HOLD-BACK AND PROMOTION

 12. NGCA reserves all rights to the Programs not expressly granted to CCTV under this MOU. For the avoidance of doubt, CCTV may not telecast any Program (a) more than twice (prime-time and next day fringe-time repeat);
     (b) via any mode of television or media distribution other than free terrestrial television; (c) on any service other than CCTV Channels 1, 2 or 7; and (d) in any language other than the Language.

 13. NGCA shall have the exclusive right to use any Language voiceover tracks created by CCTV for all the Programs used under this MOU. Upon request, CCTV must submit to NGCA within 30 days of such request the required Language voiceover tracks in the format requested by NGCA (at NGCA's cost, including all material and shipping costs).

 14. The master tapes, scripts, and promotional materials are the property of NGCA and must be returned to NGCA after usage, and in no event shall be kept after the expiration of the Term.

 15. Suitable arrangements are to be agreed upon in good faith between NGCA and CCTV to promote the telecast of the Programs and the National Geographic Channel brand in the Territory on all CCTV channels.

 MISCELLANEOUS

 16. Any provision of this MOU, or any riders or amendments thereto, found to be contrary to any law or regulation of an administrative or governmental agency or body will not affect the other provisions of this MOU or any riders or amendments thereto, and said other provisions will continue in full force and effect.

 17. In the event that the performance of the obligations of one or more of the Parties pursuant to this MOU shall be adversely affected by an event of force majeure (as defined herein), such obligations under THE MOU, AT THE OPTION OF THE ADVERSELY AFFECTED PARTY(S), FOLLOWING REASONABLY PROMPT WRITTEN NOTICE to all remaining parties,


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     shall be suspended during the continuance of such event of force majeure and, if such suspension occurs, the Term of the MOU shall be extended for a period equal to the period of suspension. If the adversely affected party(s) shall have provided notice of its/their election to suspend its/their obligations under the MOU as aforesaid, the remaining Parties may, if such period of suspension has continued for more than ninety (90) days, by prompt written notice to the adversely affected party(s) terminate this MOU, unless the adversely affected party(s), by written response to the remaining parties within ten (10) business days of the date of the remaining parties' notice, terminates the period of suspension and reinstates this MOU. As used herein, the term "force majeure" includes acts of God, epidemics, quarantines, earthquakes, landslides, storms, floods or other adverse weather conditions, explosions, fires or lightning, breakdown of facilities or machinery, blackouts and other interference with required operations resulting from energy shortages, wars, police actions, revolutions, insurrections, civil disturbances, blockades, embargoes, strikes, work stoppages, work slowdowns and other labor conflicts involving the parties' respective employees or other persons whose continued employment affects the parties' respective businesses, riots, arrests, boycotts, and orders or directions of any government _de JURE or de FACTO or of any instrumentality thereof.

18. The English and Mandarin Chinese counterparts of this MOU shall both have the same force, effect and validity as if each was one and the same document.

 19. In the event of a dispute concerning advertising and/or sponsorship for the Programs pursuant to this MOU, such a dispute will be resolved by arbitration in New York, New York before a single retired judge or attorney with at least 10 years experience in the entertainment industry, in accordance with the laws of the State of New York, United States of America, and with the then existing rules for Commercial Arbitration of the American Arbitration Association. In the event of a dispute only concerning broadcast of the Programs and/or the rights granted pursuant to this MOU, such a dispute will be resolved by arbitration in the Territory, in accordance with the laws and regulations of the Territory. In either such arbitration, judgment upon any award may be entered by any state, federal or foreign court having jurisdiction thereof. The Arbitrators decision in either such arbitration shall be final and binding upon the Parties. The Parties intend either such arbitration to be valid, enforceable, irrevocable, and construed as broadly as possible. The prevailing Party(s) in either such arbitration shall recover its reasonable out-of-pocket costs and attorneys' fees from the losing Party(s).

20. This MOU may not be altered or modified except in writing. Pending the execution of the Long Form Agreement, this MOU is complete and binding, and embraces the entire understanding between the Parties, all prior understandings, either oral or written having been merged into this MOU.

 21. Any notice or other communication given or made under this MOU will be in writing and delivered personally or by courier or sent by facsimile transmission or by first-class prepaid airmail letter, addressed as follows:

     (a) if to China Central Television, to Sun Suping
         Deputy Director
         Scientific & Educational Department
         China Central Television
         Number 11 Fuxing Road
         Beijing, China 100859
         Facsimile Transmission NUMBER: 011-86-10-6851-4453


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     (b) if to Pac Pacific Group Int'I Inc. of USA, to Alie Chang
         222 Amalfi Drive
         Santa Monica, California 90402
         Facsimile transmission number: (310) 459-8530

         With a copy to Michael I. Levy
         Michael I. Levy Enterprises, Inc.
         6404 Wilshire Boulevard
         Suite 520
         Los Angeles, California 90048
         Facsimile transmission number: (323) 866-1820

         With a copy to George M. Davis, Esq.
         Nelson, Guggenheim, Felker & Levine
         10880 Wilshire Boulevard
         Suite 2070
         Los Angeles, California 90024
         Facsimile transmission number: (310) 441-8010

     (c) if to International Creative Management, Inc., to Jeffrey S. Berg, Chairman and CEO
         8942 Wilshire Boulevard
         Beverly Hills, California 90211-1934
         Facsimile transmission number: (310) 550-4470

         With a copy to Richard B. Levy, Esq.
         Senior Vice President & General Counsel
         8942 Wilshire Boulevard
         Beverly Hills, California 90211-1934
         Facsimile transmission number: (310) 550-4069

     (d) if to NGC Network Asia, LLC, to Ward L Platt
         Managing Director
         One Harbourfront, 8t~' Floor
         18 Tak Fung Street
         Hunghom, Kowloon
         Hong Kong SAR
         Facsimile transmission number: 852 2621 8826

         With a copy to Geng Wei-min
         Director - Distribution China
         1301, North Tower
         Beijing Kerry Centre
         1 Guanghua Road, Chaoyang District
         Beijing 100020 China
         Facsimile transmission number: 86 10 8529 8462

or to such other address or facsimile transmission number as the relevant addressee may hereafter by notice hereunder substitute. Any such notice or other communication will be deemed to have been duly served, given or made (i) in the case of posting, twenty-four (24) hours after the envelope was properly addressed, prepaid, registered and posted; and proof that any such envelope was properly addressed, prepaid, registered and posted by air mail will be sufficient evidence that such notice or other communication has been duly served, given or made; or (ii) in the case of delivery, when left at the relevant


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address; or (iii) in the case of facsimile transmission, upon receipt by the addressee of the complete text in legible form.

Signed by duly authorized representatives of the Parties:

         CHINA CENTRAL TELEVISION

         By: /s/ Sun Suping

         Its: Deputy Director

         Date: October 26, 2000

          PAC PACIFIC GROUP. INT'L, INC. OF USA

          By: /s/ Alie Chang

          Its: CEO

          Date: September 29, 2000

          INTERNATIONAL CREATIVE MANAGEMENT, INC.
          By: /s/ Richard B. Levy

          Its: SVP and General Counsel

          Date: September 29, 2000

          NGC NETWORK ASIA, LLC

          By: /s/ Ward L Platt

          Its: managing Director

          Date: October 29, 2000



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                                    AMENDMENT
                                     TO THE
                     NATIONAL GEOGRAPHIC PROGRAM SYNDICATION
                           MEMORANDUM OF UNDERSTANDING

This Amendment modifies the Memorandum of Understanding ("MOU") concerning National Geographic Program Syndication to be entered into by and between International Creative Management, Inc. ("ICM"), NGC Network Asia, LLC ("NGCA"), China Central Television ("CCTV") and Pac Pacific Group Int'l, Inc. of USA ("PPGI"). This Amendment shall be executed concurrently with the execution of the MOU. The Parties hereby agree to modify the MOU as follows:

          1. CCTV agrees to broadcast the Programs according to Paragraph 4 of the MOU during the Initial Term and will use its best efforts to ensure the same time slot Burin; the Renewal Term. However, if the Programs cannot be broadcast in the same or a substantially similar time slot during the Renewal Term, CCTV shall notify the Parties in writing as soon as possible. The Parties will then negotiate in good faith the change of the time slot. If the Parties do not reach consensus on the change, NGCA shall have the unilateral right to terminate the MOU as of November 4, 2001, by providing written notice thereof to the Parties.

          2. Notwithstanding Paragraphs 18 and 19 of the MOU, if CCTV becomes a party to any disputes or legal procedures concerning the MOU and this Amendment, such disputes or legal procedures shall be resolved in accordance with the laws and regulations of the Territory. Furthermore, such disputes and legal procedures shall be resolved by the arbitration of the China International Economics and Trade Arbitration Committee in accordance with its then-current arbitration rules. The Chinese version of the MOU and this Amendment will be the version used for the arbitration.

          3. The definitions of the "Parties", the "Initial Term", the "Renewal Term", the "Territory" and the "Programs" in this Amendment are the same as in the MOU.

The Parties agree that this Amendment is a modification to the MOU. This Amendment has the same legal effect as the MOU and is binding on the Parties. Any provisions and items in the MOU that conflicts with this Amendment are invalid, but the entirety and effect of all remaining provisions and items shall remain intact.

Signed by duly authorized representatives of the Parties:

         CHINA CENTRAL TELEVISION

         By: /s/ Sun Suping

         Its: Deputy Director

         Date: April 2, 2001

          PAC PACIFIC GROUP. INT'L, INC. OF USA

          By: /s/ Alie Chang

          Its: CEO

          Date: April 6, 2001

          INTERNATIONAL CREATIVE MANAGEMENT, INC.
          By: /s/ Richard B. Levy

          Its: SVP and General Counsel

          Date: April 13, 2001

          NGC NETWORK ASIA, LLC

          By: /s/ Ward L Platt

          Its: managing Director

          Date: April 2, 2001



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                                  RIDER TO THE
                     NATIONAL GEOGRAPHIC PROGRAM SYNDICATION
                           MEMORANDUM OF UNDERSTANDING

Reference is made to the Memorandum of Understanding and the Amendment thereto (collectively referred to herein as the "MOU') between and among International Creative Management, Inc. ("ICM"), NGC Network Asia, LLC ("NGCA"), China Central Television ("CCTV") and Pac Pacific Group Int'1 Inc. of USA ("PPGI"). Unless otherwise specified, all capitalized terms used herein shall have the same meaning as is ascribed to them in the MOU.

Notwithstanding anything to the contrary contained in the MOU, the Parties hereby agree that, due to delay in executing the MOU, NGCA may (but shall not be required to) postpone the November 5, 2000 Start Date by up to thirty (30) days, thereby extending the expiration of the Term (and all other relevant dates set forth in the MOU) by the number of days that the Start Date was so postponed, by providing prompt written notice to all remaining Parties.

Except as herein modified and amended, all the terms and conditions of the MOU shall continue to be in full force and effect.

Signed by duly authorized representatives of the Parties:

         CHINA CENTRAL TELEVISION

         By: /s/ Sun Suping

         Its: Deputy Director

         Date: October 26, 2001

          PAC PACIFIC GROUP. INT'L, INC. OF USA

          By: /s/ Alie Chang

          Its: CEO

          Date: October 11, 2001

          INTERNATIONAL CREATIVE MANAGEMENT, INC.
          By: /s/ Richard B. Levy

          Its: SVP and General Counsel

          Date: October 12, 2001

          NGC NETWORK ASIA, LLC

          By: /s/ Ward L Platt

          Its: managing Director

          Date: October 28, 2001